Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293

                   Global Entertainment Corporation Subsidiary
             Cragar Industries, Inc. Signs Two Licensing Agreements

     PHOENIX, ARIZONA, DECEMBER 9, 2004 -- GLOBAL ENTERTAINMENT CORPORATION (OTCBB: GECO) - an integrated entertainment company, today announced its subsidiary, Cragar Industries, Inc. (Cragar), has signed two licensing agreements that will further expand the well-known CRAGAR brand name beyond its familiar position in the wheel industry. The agreements will broaden the visibility of the CRAGAR brand already utilized in the retail toy industry and establish a new product base for the CRAGAR brand in the niche automotive aftermarket for custom braking system fitments for domestic trucks and SUVs.

     JAKKS Pacific, Inc. (JAKKS), a public company with over $300 million in revenue, is a multi-branded company that designs and markets a broad range of toys and consumer products. JAKKS will utilize the strong name appeal of CRAGAR wheels for its Fly Wheelie, a dynamic and interactive toy being sold in all major toy retail outlets across the Country. JAKKS is the fourth largest company in the United States for toys and leisure products.

     Rotora, with over 20 years as a wholesale distributor for automotive braking systems, is a national leader in the aftermarket braking systems for the Tuner market. Being the first licensee approved to use the highly regarded CRAGAR brand within the extensive automotive parts industry, Rotora will develop a complete line of CRAGAR branded products initially directed to braking systems for domestic truck and SUV fitments.

     "We are proud to add JAKKS Pacific and Rotora, two quality companies, as licensees of the CRAGAR brand. These agreements will take Cragar beyond its historical position in the automotive wheel industry where it already enjoys a high degree of recognition for its custom wheels. JAKKS broadens the CRAGAR name within the toy industry while Rotora will add a new dimension to the CRAGAR brand with a new line of products for the automotive parts industry," stated Rick Kozuback, president and chief executive officer of Global Entertainment. "We will continue to seek licensing opportunities that meet our standards for the CRAGAR brand as well as those that relate to our sports management, arena developments and facilities management operations."

     Michael Bernstein, senior vice president-marketing of JAKKS Pacific, Inc. commented, "JAKKS is excited to add CRAGAR to our growing list of Licensors for our high performance brand - Fly Wheels. Cragar's rich history and positioning as a top vehicle license will further authenticate Fly Wheels among consumers."

                                                                         more...

Global Entertainment Corporation Subsidiary
Cragar Industries, Inc. Signs Two Licensing Agreements
December 9, 2004
Page 2


     Cragar has multiple licensing agreements that include Carlisle Tire & Wheel, a division of the Carlisle Company, Inc., an NYSE company, and cover diverse industries that take in automotive wheels and aftermarket automotive parts, collectables found in the toy industry, and merchandise.


Visit our web sites:
www.centralhockeyleague.com                      www.globalentertainment2000.com
www.GetTix.Net                                   www.Cragar.com
                               www.compassmgmt.com


Global Entertainment Corporation is an integrated entertainment company, arena development, and licensing company with five subsidiaries. The WPHL, INC., through a joint operating agreement with the Central Hockey League (CHL), is the operator and franchisor of professional minor league hockey teams in seven states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development and is responsible for management agreements associated with arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (Get.tix.Net) is an in-house ticketing company for sports and entertainment venues. GECOMPASS, LLC is a facilities management company. Cragar INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU=SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2004, as filed with the Securities and Exchange Commission.


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